Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Crawford & Company Reports 2015 Second Quarter Results
Revises 2015 Guidance

ATLANTA, GA. (August 3, 2015) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2015.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock (CRDA) than on the voting Class B Common Stock (CRDB), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Second Quarter 2015 Summary

•	Revenues before reimbursements of $304.4 million, up from $288.2 million for the second quarter of 2014

•	Net income attributable to shareholders of $4.1 million, down from $10.5 million in the same period last year

•	Diluted earnings per share of $0.08 for CRDA and $0.06 for CRDB, after special charges

•	Diluted earnings per share of $0.14 for CRDA and $0.12 for CRDB on a non-GAAP basis, before special charges

•	Americas segment achieved 10% operating margin target during second quarter 2015

•	Broadspire segment delivered 10% revenue growth with operating earnings up over 100%
as compared to the 2014 period

•
Incurred special charges of $4.2 million due to the ongoing implementation of the Global Business Services Center in Manila, integration costs for the GAB Robins acquisition, and restructuring activities in the EMEA/AP and Americas segments, all designed to reduce future costs

•
Overall corporate results were also negatively impacted in the 2015 period by a lack of weather-related claims in the U.S. and EMEA/AP, the expected runoff of certain large projects in Legal Settlement Administration, and an increase in our effective tax rate

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "The market backdrop continued to be challenging through the second quarter given the persistent absence of claim volumes in the global property and casualty insurance industry, driven in part from a lack of severe weather. This environment has driven a further shift in our business to lower margin, high volume claims in the U.S., and has had a pronounced negative impact on our EMEA/AP operations. We are aggressively managing our business to drive margin expansion in this difficult operating environment, having implemented several cost reduction plans in the first quarter, as well as continuing to develop our Global Business Services Center in Manila. We are beginning to realize the benefits of these initiatives as our Americas segment achieved their operating margin target of 10% in the second quarter, and we expect our EMEA/ AP operations to show margin expansion over the second half of this year."

"Our Broadspire segment continued to perform well this quarter delivering 10% revenue growth with operating earnings more than doubling year over year. We are adding new accounts in the core workers' compensation arena and are gaining traction with our recently announced disability product," added Mr. Bowman. "Our Legal Settlement Administration segment continues to work through the run off of a few large cases which remains a headwind to our results that will continue through the balance of the year. We are pleased with how this transition is being managed in terms of operating profitability and are also encouraged with the progress being made in the mass tort marketplace."

Mr. Bowman concluded, "While I am disappointed with our results for the first half of the year, the progress that we have made realigning our cost structure provides optimism about where our Company is heading. Our cost reduction plans, when complete, should enable our businesses to achieve their operating margin targets in this high volume, low value claim environment. Looking forward, we are positioning our Company to create long-term shareholder value by focusing on profitable growth and leveraging the Company's numerous global resources."

Second Quarter 2015 Financial Results Compared to Prior Year Period

Second quarter 2015 consolidated revenues before reimbursements totaled $304.4 million, compared with $288.2 million for second quarter 2014. Second quarter 2015 net income attributable to shareholders of Crawford & Company was $4.1 million compared with net income of $10.5 million in the second quarter of 2014. Second quarter 2015 diluted earnings per share were $0.08 for CRDA and $0.06 for CRDB, compared with diluted earnings per share of $0.19 for CRDA and $0.18 for CRDB in the prior year quarter. Consolidated operating earnings, a non-GAAP financial measure, were $17.7 million in the 2015 second quarter, compared with $20.9 million in the 2014 period.

During the 2015 second quarter, the Company recorded special charges of $4.2 million, or $0.06 per share, associated with the ongoing implementation of its Global Business Services Center in Manila, Philippines, integration costs of the GAB Robins acquisition, and restructuring activities in the Americas and EMEA/AP segments. Before these special charges, second quarter 2015 diluted earnings per share on a non-GAAP basis were $0.14 for CRDA and $0.12 for CRDB.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results

Americas
Americas revenues before reimbursements were $99.2 million in the second quarter of 2015, increasing from $93.6 million in the second quarter of 2014. The increase in U.S. Claims Services revenues in the second quarter 2015 compared with the second quarter 2014 was primarily due to an increase in the U.S. Catastrophe Services service line resulting from an outsourcing project for a major U.S.insurance carrier, partially offset by a decrease in the U.S. Claims Field Operations service line due to a reduction of weather-related case volumes. Changes in foreign exchange rates reduced our Americas revenues by approximately 5% for the three months ended June 30, 2015.Operating earnings were $9.9 million in the 2015 second quarter, compared with $8.1 million in the second quarter of 2014, representing an operating margin of 10% and 9% in the 2015 and 2014 periods, respectively.

EMEA/AP
Second quarter 2015 revenues before reimbursements for the EMEA/AP segment totaled $97.2 million, compared with $87.2 million in the 2014 second quarter. This increase was due to the inclusion of $21.8 million in revenues from the acquisition of GAB Robins in the U.K. Changes in foreign exchange rates negatively impacted revenues in this segment by approximately 13% in the second quarter of 2015 compared with the prior year period. EMEA/AP operating earnings were $1.1 million in the 2015 second quarter, compared with $4.3 million in the 2014 quarter. The segment's operating margin was 1% in the 2015 period as compared to 5% in the 2014 quarter.

Broadspire
Broadspire segment revenues before reimbursements were $73.7 million in the 2015 second quarter, up from $66.7 million in the 2014 second quarter. Broadspire recorded operating earnings of $6.0 million in the second quarter of 2015, representing an operating margin of 8%, compared with $2.7 million, or 4% of revenues, in the 2014 second quarter. The overall increase in 2015 revenues was primarily due to organic growth, new clients, higher client retention, the transfer of accident and health cases from our U.S. Claims Services service line in the Americas segment, and increased medical management services referrals.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $34.3 million in the second quarter of 2015, compared with $40.7 million in the same period of 2014. The decrease in revenues was primarily due to anticipated declines in volumes associated with several large cases. Operating earnings were $3.7 million in the 2015 second quarter as compared to $5.7 million in the 2014 period, with the related operating margin decreasing from 14% in the 2014 period to 11% in the 2015 period.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow

Crawford & Company's consolidated cash and cash equivalents position as of June 30, 2015 totaled $62.5 million compared with $52.5 million at December 31, 2014.

The Company provided $10.2 million of cash from operations during the first six months of 2015, compared with $59.6 million used during the first six months of 2014. The $69.8 million improvement in cash provided by operating activities in the first six months of 2015 compared with the 2014 period, was primarily due to improved collections of accounts receivable and lower payments for accrued liabilities, including incentive compensation.

The Company's effective tax rate increased during the second quarter and first six months of 2015, as compared to the 2014 periods, due primarily to our inability to recognize tax benefits for certain international net operating losses, fluctuations in the mix of income earned, and changes in enacted tax rates.

2015 Guidance

Crawford & Company is revising its guidance for 2015 as follows:

•	Consolidated revenues before reimbursements between $1.16 and $1.18 billion;

•	Consolidated operating earnings between $70.0 and $80.0 million;

•	Consolidated cash provided by operating activities between $30.0 and $40.0 million;

•
After special charges, net income attributable to shareholders of Crawford & Company between $20.0 and $25.0 million, or $0.37 to $0.47 diluted earnings per CRDA share, or $0.30 to $0.40 diluted earnings per CRDB share;

•
Before special charges, net income attributable to shareholders of Crawford & Company between $34.5 and $39.5 million, or $0.63 to $0.73 diluted earnings per CRDA share, or $0.56 to $0.66 diluted earnings per CRDB share.

The Company expects to incur pretax special charges in 2015, currently estimated at approximately $7.0 million for the integration of GAB Robins and $9.0 million related to the establishment of a Global Business Services Center in Manila, Philippines. In addition, the Company expects to incur an additional special charge in 2015, currently estimated at $4.0 million, related to restructuring activities in the EMEA/AP and Americas segments.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

In recent periods the Company has derived a material portion of its revenues and operating earnings from a limited number of client engagements and special projects within its Legal Settlement Administration segment, specifically its work on the gulf-related class action settlement. Although the Company continued to earn revenues from the Legal Settlement Administration projects in the second quarter 2015, these revenues, and related operating earnings, were at a reduced rate as compared to 2014. The projects continue to wind down, and the Company expects these revenues, and related operating earnings, to be at a reduced rate in all future periods, as compared to 2014. No assurances of timing of the project end dates and, therefore, continued revenues or operating earnings, can be provided. In the event the Company is unable to replace revenues and related operating earnings from these projects as they wind down, or upon the termination or other expiration thereof, with revenues and operating earnings from new projects and customers within this or other segments, there could be a material adverse effect on the Company's results of operations.

Conference Call

Crawford & Company's management will host a conference call with investors on Monday, August 3, 2015 at 3:00 p.m. Eastern Time to discuss second quarter 2015 results. The call will be recorded and available for replay through September 3, 2015. You may dial 1-800-374-2518 to listen to the replay. The access code is 23943884. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker ("CODM") to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, any special charges or credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings. Special charges or credits are non-core items not directly related to our normal business or operations, or our future performance.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Six months ended
	June 30, 2015	% Margin	June 30, 2014	% Margin	June 30, 2015	% Margin	June 30, 2014	% Margin
Operating Earnings:
Americas	$9,896	10%	$8,142	9%	$14,872	8%	$15,076	8%
EMEA/AP	1,106	1%	4,310	5%	2,634	1%	6,210	4%
Broadspire	6,006	8%	2,715	4%	9,543	7%	4,718	4%
Legal Settlement Administration	3,721	11%	5,700	14%	8,672	12%	10,667	13%
Unallocated corporate and shared costs and credits, net	(3,046)	(1)%	53	—%	(7,342)	(1)%	(1,690)	—%
Consolidated Operating Earnings	17,683	6%	20,920	7%	28,379	5%	34,981	6%
Deduct:
Net corporate interest expense	(2,042)	(1)%	(1,551)	(1)%	(3,906)	(1)%	(2,852)	(1)%
Stock option expense	(178)	—%	(202)	—%	(327)	—%	(496)	—%
Amortization expense	(2,334)	(1)%	(1,611)	(1)%	(4,432)	(1)%	(3,203)	(1)%
Special charges	(4,242)	(1)%	—	—%	(5,305)	(1)%	—	—%
Income taxes	(4,709)	(2)%	(6,962)	(2)%	(6,950)	(1)%	(11,250)	(2)%
Net income attributable to non-controlling interests	(124)	—%	(130)	—%	(419)	—%	(64)	—%
Net income attributable to shareholders of Crawford & Company	$4,054	1%	$10,464	4%	$7,040	1%	$17,116	3%

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Further information regarding the Company's operating results for the quarter and six months ended June 30, 2015, financial position as of June 30, 2015, and cash flows for the six months ended June 30, 2015 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest (based on annual revenues) independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers' compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting CRDA than on the voting CRDB, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2015	2014	% Change

Revenues:

Revenues Before Reimbursements	$304,398	$288,216	6%
Reimbursements	20,018	18,837	6%
Total Revenues	324,416	307,053	6%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	232,108	208,249	11%
Reimbursements	20,018	18,837	6%
Total Costs of Services	252,126	227,086	11%

Selling, General, and Administrative Expenses	57,221	60,902	(6)%
Corporate Interest Expense, Net	2,042	1,551	32%
Special Charges	4,242	—	nm
Total Costs and Expenses	315,631	289,539	9%

Other Income	102	42	143%

Income Before Income Taxes	8,887	17,556	(49)%
Provision for Income Taxes	4,709	6,962	(32)%

Net Income	4,178	10,594	(61)%

Net Income Attributable to Noncontrolling Interests	(124)	(130)	nm

Net Income Attributable to Shareholders of Crawford & Company	$4,054	$10,464	(61)%

Earnings Per Share - Basic:
Class A Common Stock	$0.08	$0.19	(58)%
Class B Common Stock	$0.06	$0.18	(67)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.08	$0.19	(58)%
Class B Common Stock	$0.06	$0.18	(67)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.05	40%
Class B Common Stock	$0.05	$0.04	25%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2015	2014	% Change

Revenues:

Revenues Before Reimbursements	$592,175	$563,565	5%
Reimbursements	38,857	32,846	18%
Total Revenues	631,032	596,411	6%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	451,431	412,142	10%
Reimbursements	38,857	32,846	18%
Total Costs of Services	490,288	444,988	10%

Selling, General, and Administrative Expenses	117,608	120,632	(3)%
Corporate Interest Expense, Net	3,906	2,852	37%
Special Charges	5,305	—	nm
Total Costs and Expenses	617,107	568,472	9%

Other Income	484	491	(1)%

Income Before Income Taxes	14,409	28,430	(49)%
Provision for Income Taxes	6,950	11,250	(38)%

Net Income	7,459	17,180	(57)%

Net Income Attributable to Noncontrolling Interests	(419)	(64)	nm

Net Income Attributable to Shareholders of Crawford & Company	$7,040	$17,116	(59)%

Earnings Per Share - Basic:
Class A Common Stock	$0.15	$0.32	(53)%
Class B Common Stock	$0.11	$0.30	(63)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.14	$0.32	(56)%
Class B Common Stock	$0.11	$0.30	(63)%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.10	40%
Class B Common Stock	$0.10	$0.08	25%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014
(In Thousands, Except Par Values)

		*
	June 30,	December 31,
	2015	2014
ASSETS

Current Assets:
Cash and Cash Equivalents	$62,454	$52,456
Accounts Receivable, Net	181,387	180,096
Unbilled Revenues, at Estimated Billable Amounts	117,169	103,163
Income Taxes Receivable	2,779	2,779
Prepaid Expenses and Other Current Assets	29,628	29,089
Total Current Assets	393,417	367,583

Property and Equipment	148,205	143,273
Less Accumulated Depreciation	(107,204)	(102,414)
Net Property and Equipment	41,001	40,859

Other Assets:
Goodwill	142,402	131,885
Intangible Assets Arising from Business Acquisitions, Net	110,314	75,895
Capitalized Software Costs, Net	78,770	75,536
Deferred Income Tax Assets	70,357	66,927
Other Noncurrent Assets	34,614	30,634
Total Other Assets	436,457	380,877

Total Assets	$870,875	$789,319

LIABILITIES AND SHAREHOLDERS' INVESTMENT

Current Liabilities:
Short-Term Borrowings	$3,320	$2,002
Accounts Payable	49,723	48,597
Accrued Compensation and Related Costs	72,289	82,151
Self-Insured Risks	13,601	14,491
Income Taxes Payable	4,616	2,618
Deferred Income Taxes	14,228	14,523
Deferred Rent	12,464	13,576
Other Accrued Liabilities	39,870	35,784
Deferred Revenues	45,623	45,054
Current Installments of Long-Term Debt and Capital Leases	1,885	763
Total Current Liabilities	257,619	259,559

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	249,447	154,046
Deferred Revenues	26,800	26,706
Self-Insured Risks	10,110	10,041
Accrued Pension Liabilities	126,929	142,343
Other Noncurrent Liabilities	18,861	17,271
Total Noncurrent Liabilities	432,147	350,407

Shareholders' Investment:
Class A Common Stock, $1.00 Par Value	30,706	30,497
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-in Capital	40,113	38,617
Retained Earnings	301,254	301,091
Accumulated Other Comprehensive Loss	(227,686)	(221,958)
Shareholders' Investment Attributable to Shareholders of Crawford & Company	169,077	172,937
Noncontrolling Interests	12,032	6,416
Total Shareholders' Investment	181,109	179,353

Total Liabilities and Shareholders' Investment	$870,875	$789,319
* Derived from the audited Consolidated Balance Sheet

Press Release
`CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)
Three Months Ended June 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change

Revenues Before Reimbursements	$99,190	$93,601	6%	$97,191	$87,246	11%	$73,693	$66,706	10%	$34,324	$40,663	(16)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	63,873	58,917	8%	64,398	60,894	6%	39,509	37,488	5%	23,923	28,911	(17)%
% of Revenues Before Reimbursements	64%	63%		66%	70%		54%	56%		70%	71%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	25,421	26,542	(4)%	31,687	22,042	44%	28,178	26,503	6%	6,680	6,052	10%
% of Revenues Before Reimbursements	26%	28%		33%	25%		38%	40%		19%	15%

Total Operating Expenses	89,294	85,459	4%	96,085	82,936	16%	67,687	63,991	6%	30,603	34,963	(12)%

Operating Earnings (1)	$9,896	$8,142	22%	$1,106	$4,310	(74)%	$6,006	$2,715	121%	$3,721	$5,700	(35)%
% of Revenues Before Reimbursements	10%	9%		1%	5%		8%	4%		11%	14%

Six Months Ended June 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change

Revenues Before Reimbursements	$188,657	$181,492	4%	$188,454	$167,582	12%	$143,365	$131,464	9%	$71,699	$83,027	(14)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	125,695	115,668	9%	126,316	118,806	6%	78,950	75,107	5%	49,325	58,986	(16)%
% of Revenues Before Reimbursements	67%	64%		67%	71%		55%	57%		69%	71%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	48,090	50,748	(5)%	59,504	42,566	40%	54,872	51,639	6%	13,702	13,374	2%
% of Revenues Before Reimbursements	25%	28%		32%	25%		38%	39%		19%	16%

Total Operating Expenses	173,785	166,416	4%	185,820	161,372	15%	133,822	126,746	6%	63,027	72,360	(13)%

Operating Earnings (1)	$14,872	$15,076	(1)%	$2,634	$6,210	(58)%	$9,543	$4,718	102%	$8,672	$10,667	(19)%
% of Revenues Before Reimbursements	8%	8%		1%	4%		7%	4%		12%	13%
NOTE: "Direct Compensation, Fringe Benefits & Non-Employee Labor" and "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" components are not comparable across segments, but are comparable within each segment across periods.

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges, and certain unallocated corporate and shared costs and credits. See pages 5-6 for additional information about segment operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2015 and June 30, 2014
Unaudited
(In Thousands)

	2015	2014
Cash Flows From Operating Activities:
Net Income	$7,459	$17,180
Reconciliation of Net Income to Net Cash Provided By (Used In) Operating Activities:
Depreciation and Amortization	21,407	18,574
Stock-Based Compensation	1,280	743
Loss on Disposals of Property and Equipment, Net	33	—
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	13,338	(26,366)
Unbilled Revenues, Net	(11,507)	(13,564)
Accrued or Prepaid Income Taxes	2,371	3,633
Accounts Payable and Accrued Liabilities	(16,777)	(37,314)
Deferred Revenues	(308)	(2,025)
Accrued Retirement Costs	(12,794)	(15,423)
Prepaid Expenses and Other Operating Activities	5,718	(5,057)
Net Cash Provided By (Used In) Operating Activities	10,220	(59,619)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(5,333)	(5,691)
Proceeds from Disposals of Property and Equipment	—	1,289
Capitalization of Computer Software Costs	(10,871)	(7,930)
Payments for Acquisitions, Net of Cash Acquired	(66,077)	—
Cash Surrendered in Sale of Business	—	(1,554)
Net Cash Used In Investing Activities	(82,281)	(13,886)

Cash Flows From Financing Activities:
Cash Dividends Paid	(6,757)	(4,991)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(2)	(1,361)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	444	518
Repurchases of Common Stock	(137)	(2,791)
Increases in Short-Term and Revolving Credit Facility Borrowings	117,672	79,142
Payments on Short-Term and Revolving Credit Facility Borrowings	(24,951)	(24,424)
Payments on Capital Lease Obligations	(1,072)	(440)
Dividends Paid to Noncontrolling Interests	—	(142)
Other Financing Activities	(2)	(32)
Net Cash Provided By Financing Activities	85,195	45,479

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(3,136)	(193)
Increase (Decrease) in Cash and Cash Equivalents	9,998	(28,219)
Cash and Cash Equivalents at Beginning of Year	52,456	75,953
Cash and Cash Equivalents at End of Period	$62,454	$47,734